SCHEDULE A

To the J.P. Morgan Exchange-Traded Fund Trust

Declaration of Trust

SERIES

As of March 14, 2018

JPMorgan Diversified Return Global Equity ETF, formerly named JPMorgan Global Equity ETF (until 2/19/14) and JPMXF Diversified Return Global Equity ETF (2/19/14 until 4/4/14)

JPMorgan Diversified Return International Equity ETF, formerly named JPMXF Diversified Return International Ex – North America Equity ETF (until 4/4/14) and JPMorgan Diversified Return International Ex – North America Equity ETF (4/4/14 until 9/10/14)

JPMorgan Diversified Return Emerging Markets Equity ETF, formerly named JPMXF Diversified Return Emerging Markets Equity ETF (until 4/4/14)

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan Diversified Return International Currency Hedged ETF, formerly named JPMorgan Diversified Return Hedged International Equity ETF (until 8/3/15)

JPMorgan Diversified Alternatives ETF, formerly named JPMorgan Diversified Alternative ETF (until 2/11/16)

JPMorgan Event Driven ETF, formerly named JPMorgan Diversified Event Driven ETF (until 9/19/17)

JPMorgan Diversified Return Europe Equity ETF

JPMorgan Diversified Return Europe Currency Hedged ETF

JPMorgan Disciplined High Yield ETF, formerly JPMorgan High Yield ETF (until 3/24/16)

JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPMorgan Diversified Return U.S. Small Cap Equity ETF

JPMorgan Global Bond Opportunities ETF

JPMorgan Ultra-Short Income ETF

JPMorgan U.S. Dividend ETF

JPMorgan U.S. Minimum Volatility ETF

JPMorgan U.S. Momentum Factor ETF

JPMorgan U.S. Quality Factor ETF

JPMorgan U.S. Value Factor ETF

JPMorgan Long/Short ETF, formerly JPMorgan Equity Long/Short ETF (until 11/7/17)

JPMorgan Growth and Income ETF

JPMorgan Managed Futures Strategy ETF, formerly named JPMorgan Managed Futures ETF (until 9/19/17)

JPMorgan USD Emerging Markets Sovereign Bond ETF, formerly named JPMorgan USD Emerging Markets Bond ETF (until 12/13/17)

JPMorgan BetaBuilders Canada ETF

JPMorgan BetaBuilders Developed Asia ex-Japan ETF

JPMorgan BetaBuilders Europe ETF

JPMorgan BetaBuilders Japan ETF

JPMorgan BetaBuilders MSCI U.S. REIT ETF